December 27, 2001



Mr. Peter R. Fratt
Vice President Real Estate
Ugly Duckling Corporation
4020 East Indian School Road
Phoenix, Arizona  85018

     Re: Notice of Exercise of Option Six Ugly Duckling Properties Identified in Exhibit A Attached Hereto

Dear Pete:

     Pursuant  to an Option  Agreement  dated  January  11,  2001  (the  "Option
Agreement"), Ugly Duckling Corporation granted to Verde Investments, Inc. an option to acquire certain real property owned or to be acquired by Ugly Duckling Corporation, including the six properties identified in Exhibit A attached hereto (the "Properties"). The purpose of this letter is to provide notice of the exercise of the option to acquire the Properties. The book values of the Properties, as reported by Ugly Duckling Corporation (the "Book Values") are shown in the attached Exhibit A. Verde Investments, Inc. will pay the Book Values as the gross purchase price for the Properties as required by the Option Agreement. Verde Investments, Inc. is ready, willing and able to close the acquisition of the Properties on or about January 4, 2002.

     Please acknowledge Ugly Duckling Corporation's receipt of this Notice of Exercise of Option and approval of the Book Values of the Properties by signing this letter and returning it to me at your earliest convenience. Please contact me at 602-778-5003 if you have any questions or instructions regarding this matter.

Cordially,



Steven P. Johnson
General Counsel


Acknowledged and approved this ____ day of ___________________, 2001.

Ugly Duckling Corporation,
a Delaware corporation

By:      __________________________________
Name:    __________________________________
Its:     __________________________________

                                    EXHIBIT A



Property                                                                                          Book Value

1.       Car dealership located at 13650 Harbor Blvd., Garden Grove, CA  92843                    $2,120,000

2.       Car dealership located at 821 East Division, Arlington, TX  76011                        $1,117,788

3.       Car dealership located at 12180 Garland Road, Dallas, TX  75218                          $1,136,886

4.       Car dealership located at 10501 Harry Hines Blvd., Dallas, TX  75220                     $1,352,112

5.       Car dealership located at 1018 East Main Street, Grand Prairie, TX  75050                  $471,638

6.       Car dealership located at 2535 South Crater Road, Petersburg, VA  23805                    $637,933


                                                                                      -------------------------
         Totals                                                                                   $6,836,357